UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2007

TEXOLA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-114995

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

206 – 475 Howe Street, Vancouver, B.C. Canada V6C 2B3

(Address of principal executive offices and Zip Code)

604.685.2300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Following discussions with our former independent auditors, Staley, Okada & Partners, Chartered Accountants, our board of directors concluded on February 6, 2007 that the unaudited interim financial statements of our company for the quarter ended June 30, 2006 included in the Form 10-QSB filed on August 14, 2006 and the unaudited interim financial statements of our company for the quarter ended September 30, 2006 included in the Form 10-QSB filed on November 14, 2006 should not be relied upon. Our board of directors has determined that the convertible debenture issued by our company on May 10, 2006 was improperly accounted for in the unaudited interim financial statements of our company for the quarters ended June 30, 2006 and September 30, 2006 included in the respective quarterly reports filed on Form 10-QSB. In addition, the convertible debenture issued by our company on September 1, 2006 was improperly accounted for in the unaudited interim financial statements of our company for the quarter ended September 30, 2006 included in the quarterly report filed on Form 10-QSB.

We intend to restate the unaudited interim financial statements of our company included in the quarterly reports filed on Form 10-QSB for the quarters ended June 30, 2006 and September 30, 2006 by filing amendments thereto on Form 10-QSB as of the most practicable date.

Our board of directors and management discussed the matters disclosed in Item 4.02 of this current report with our former independent auditors, Staley, Okada & Partners, Chartered Accountants. Our board of directors and management have not discussed the maters disclosed in Item 4.02 of this current report with our current independent auditors, Moore & Associates, CHTD, Chartered Accountants, who were appointed on December 7, 2006 subsequent to the filing of the June 30, 2006 and September 30, 2006 quarterly reports on Form 10-QSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORPORATION

By: /s/ Thornton Donaldson

Name: Thornton Donaldson

Title: President, Secretary, Treasurer and Director

Dated: February 7, 2007

CW1056908.1